                          FIRST SUPPLEMENTAL INDENTURE

                            Dated as of May 14, 1998

                                    between

                           TRIKON TECHNOLOGIES, INC.,

                                   AS ISSUER

                                      and


                     U.S. TRUST COMPANY OF CALIFORNIA, N.A.

                                   AS TRUSTEE

                          Supplementing the Indenture
                          Dated as of October 7, 1996
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     FIRST SUPPLEMENTAL INDENTURE, dated as of May 14, 1998 (the "First
Supplemental Indenture"), by and among Trikon Technologies, Inc., a California corporation, formerly known as Plasma & Materials Technologies, Inc. (the "Company") and U.S. Trust Company of California, N.A., as trustee (the "Trustee").

     WHEREAS, the Company executed and delivered the Indenture dated as of October 7, 1996 (the "Indenture"), to the Trustee to provide for the issuance of the Company's 7 /1/8% Convertible Subordinated Notes Due October 15, 2001 (the "Securities").

     WHEREAS, an offering circular relating to an offer to exchange each $1,000 in principal amount of the Securities into units comprising (i) 262.7339 shares of the Company's common stock, (ii) 34.7826 shares of the Company's Series H preferred stock, and (iii) 0.3393 shares of the Company's Series I junior participating preferred stock, dated April 14, 1998 (the "Offering Circular"), and a related Note Consent and Letter of Transmittal has been delivered to the holders of the Securities pursuant to which (i) an offer to exchange the units referred to above for all of the outstanding Securities has been made (such offer on the terms set forth in the Offering Circular and Note Consent and Letter of Transmittal, collectively, the "Offer") and (ii) consents have been solicited to the execution and delivery of this First Supplemental Indenture.

     WHEREAS, pursuant to Article 11 of the Indenture, the Company desires to amend certain provisions of the Indenture as described below.

     WHEREAS, all necessary actions to make this First Supplemental Indenture a valid agreement of the Company and the Trustee in accordance with its terms and a valid amendment and supplement to the Indenture, have been completed.

     NOW THEREFORE, for and in consideration of the premises and mutual covenants herein contained, each party hereto agrees as follows for the benefit of the holders of the Securities:

                                   ARTICLE I

                                  DEFINITIONS


     Section 1.1  Definition of Terms.
                  -------------------

     Unless the context otherwise requires:

     (a) a term defined in the Indenture has the same meaning when used in this First Supplemental Indenture;

                                       1.
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     (b) capitalized terms used herein that are not otherwise defined herein shall have the meaning assigned to such terms in the Indenture;

     (c) references to Sections or Articles mean reference to such Section or
Article in the Indenture, unless stated otherwise; and

     (d) rules of construction applicable pursuant to the Indenture are also applicable herein.

                                   ARTICLE II

                          AMENDMENTS TO THE INDENTURE


     Section 2.1   Deletions.
                   ---------

A. The Indenture is amended to delete the following provisions in their entirety, including all cross-references thereto in other provisions of the
Indenture:

     (a) SECTION 3.8  Designated Event Offer.

     (b) SECTION 4.2  SEC Reports.

     (c) SECTION 4.3  Compliance Certificate.

     (d) SECTION 4.5  Corporate Existence.

     (e) SECTION 4.6  Taxes.

     (f) SECTION 4.7  Designated Event.

     (g) SECTION 7.1  Merger, Consolidation or Sale of Assets.

     (h) SECTION 8.2  Acceleration.

B. The Indenture is amended so as to deem the following defined terms deleted from all sections in which they appear, as follows:

     (a) "Commencement Date"

     (b) "Designated Event Offer"

     (c) "Designated Event Payment Date"

                                       2.
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     (d) "Liquidated Damages"

     (e) "Offer Amount"

     (f) "Tender Period"

         Section 2.2   Amendments.
                       ----------

     The Indenture is amended so as to amend and restate the following provisions in their entirety, as follows:

     (a) Section 2.12, Defaulted Interest, is amended in its entirety so as to read in full as follows:

     "If the Company fails to make a payment of interest on the Notes, it shall pay such defaulted interest plus any interest payable on the defaulted interest, in any lawful manner. It may pay such defaulted interest, plus any such interest payable on them, to the persons who are Noteholders on a subsequent special record date. The Company shall fix any such record date (which shall be at least 5 and not more than 30 days before the payment date) and the payment date. At least 15 days before any such record date, the Company shall mail to Noteholders a notice that states the record date, payment date, and amount of such interest to be paid. Interest to be paid prior to the expiration of the 30-day grace period specified in Section 8.1(a) of this Indenture shall be paid to the holders on the regular record date for the interest payment that has not been made."

     (b) Section 3.3, Notice of Redemption, is amended in its entirety so as to read in full as follows:

     "At least 15 days but not more than 60 days before a redemption date (other than with respect to a Special Redemption), the Company shall mail a notice of redemption to each holder whose Notes are to be redeemed at such holder's registered address. In the event of a Special Redemption, the Company shall mail a notice of redemption to each holder at such holder's registered address at least ten Business Days before a redemption date.

     The notice shall identify the Notes to be redeemed and shall state:

          (a)  the redemption date;

          (b)  the redemption price;

          (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date, upon cancellation of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued in the name of the holder thereof;

                                       3.
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          (d) the name and address of the Paying Agent;

          (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price plus accrued interest;

          (f) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes or portions thereof called for redemption ceases to accrue on and after the redemption date; and

          (g) the paragraph of the Notes pursuant to which the Notes called for redemption are being redeemed.

     Such notice shall also state the current Conversion Price, if any, and the date on which the right to convert such Notes or portions thereof into Common Stock of the Company will expire.

     At the Company's request, the Trustee shall give notice of redemption in the Company's name and at its expense."

     (c) Section 3.5, Deposit of Redemption Price, is amended in its entirety so as to read in full as follows:

     "On or before the redemption date (other than for a Special Redemption), the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest, if any, up to but not including the redemption date on all Notes to be redeemed on that date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date) unless theretofore converted into Common Stock pursuant to the provisions hereof. The Trustee or the Paying Agent shall return to the Company any money not required for that purpose."

     (d) Section 4.1, Payment of Notes, is amended in its entirety so as to read in full as follows:

     "The Company shall pay the principal of, premium, if any, and interest on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent (other than the Company or an Affiliate of the Company) holds on that date money designated for and sufficient to pay all principal, premium, if any, and interest then due and such Paying Agent is not prohibited from paying such money to the Noteholders on that date pursuant to the terms of this Indenture. To the extent lawful, the Company shall pay interest, if any (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the rate borne by the Notes, compounded semiannually."

                                       4.
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     (e) Section 8.1, Events of Default, is amended in its entirety so as to read in full as follows:

     "In ``Event of Default'' occurs if:

     (a) the Company defaults in the payment of interest on any Note when the same becomes due and payable, whether or not such payments shall be prohibited by Article 6, and the Default continues for a period of 30 days after the date due and payable;

     (b) the Company defaults in the payment of the principal of any Note when the same becomes due and payable at maturity, upon redemption or otherwise, whether or not such payment shall be prohibited by Article 6;

     (c)  [Intentionally omitted.]

     (d)  [Intentionally omitted.]

     (e)  [Intentionally omitted.]

     (f)  [Intentionally omitted.]

     (g) the Company or any Material Subsidiary pursuant to or within the meaning of any Bankruptcy Law: (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case in which it is the debtor, (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property, (iv) makes a general assignment for the benefit of its creditors, or (v) makes the admission in writing that it generally is unable to pay its debts as the same become due; or

     (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against the Company or any Subsidiary of the Company in an involuntary case, (ii) appoints a Custodian of the Company or any Subsidiary of the Company or for all or substantially all of its property, and the order or decree remains unstayed and in effect for 60 days, or (iii) orders the liquidation of the Company or any Subsidiary of the Company, and the order or decree remains unstayed and in effect for 60 days.

     The term ``Bankruptcy Law'' means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term ``Custodian'' means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law."

     (f) Section 8.6, Limitation on Suits, is amended in its entirety so as to read in full as follows:

     "A Noteholder may pursue a remedy with respect to this Indenture or the Notes only if:

                                       5.
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     (a) the Noteholder gives to the Trustee notice of a continuing Event of
Default;

     (b) the Noteholders of at least a majority in principal amount of the then outstanding Notes make a request to the Trustee to pursue the remedy;

     (c) such Noteholder or Noteholders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

     (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

     (e) during such 60-day period the Noteholders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request."

     (g) Section 11.4, Revocation and Effect of Consents, is amended in its entirety so as to read in full as follows:

     "Until an amendment, supplement or waiver becomes effective, a consent to it by a Noteholder of a Note is a continuing consent by the Noteholder and every subsequent Noteholder of a Note or portion of a Note that evidences the same debt as the consenting Noteholder's Note, even if notation of the consent is not made on any Note.

     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Noteholders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those persons who were Noteholders at such record date (or their duly assigned proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Noteholders after such record date.

     After an amendment, supplement or waiver becomes effective it shall bind every Noteholder, unless it is of the type described in any of clauses (a) through (i) of Section 11.2 hereof. In such case, the amendment or waiver shall bind each Noteholder who has consented to it and every subsequent Noteholder that evidences the same debt as the consenting Noteholder's Note."

                                  ARTICLE III

                                 MISCELLANEOUS

          Section 3.1    Ratification of Indenture.
                         -------------------------

                                       6.
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          The Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided and every holder of Securities heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby.

          Section 3.2    Governing Law.
                         -------------

          THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

          Section 3.3    Severability.
                         ------------

          In case any one or more of the provisions in this First Supplemental Indenture shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

          Section 3.4    Counterparts.
                         ------------

          This First Supplemental Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

          Section 3.5    Effectiveness.
                         -------------

          This First Supplemental Indenture shall be effective and binding when executed by the Company and the Trustee; provided, however, that the provisions of Article II herein shall only become operative upon consummation of the Offer.

          Section 3.6    Trustee Not Responsible for Recitals.
                         ------------------------------------

          The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

          Section 3.7    Performance of Trustee.
                         ----------------------

          The Trustee, for itself and its successors, accepts the Trust of the Indenture as amended by this First Supplemental Indenture and agrees to perform the First Supplemental Indenture and the Indenture, but only upon the terms and conditions set forth therein,

                                       7.
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including the terms and provisions in the Indenture defining and limiting the liability and responsibility of the Trustee.

                                       8.
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                                   SIGNATURES

          IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the date first written above.

                                 TRIKON TECHNOLOGIES, INC.,
                                 formerly known as Plasma & Materials
                                 Technologies, Inc., as Company


                                 By:  /s/ C.D. Dobson
                                      --------------------------------
                                      Name:  C.D. Dobson
                                      Title: Chairman & CEO



                                 U.S. TRUST COMPANY OF CALIFORNIA, N.A.,
                                 as Trustee



                                 By:  /s/ Sandee Parks
                                      --------------------------------
                                      Name:  Sandee Parks
                                      Title: Vice President

                                       9.